LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into this 27th day of April, 2020 (this "Loan Agreement"), by and between NEUROMETRIX, INC. (collectively, "Borrower") and COMERICA BANK ("Lender").

WITNESSETH

WHEREAS, of even date herewith, Lender and Borrower have entered into that certain U.S. Small Business Administration ("SBA") loan wherein the Lender agreed to provide a loan (the "Loan") to Borrower for up to Seven Hundred Seventy Three Thousand Two Hundred And 00/100 DOLLARS ($773,200.00) under the Paycheck Protection Program ("PPP") offered by the SBA; and

WHEREAS, in order to loan funds to Borrower, Lender enters into this Loan Agreement with Borrower for the purposes herein contained; and

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
AMOUNT AND TERMS OF LOAN

1.1 RECITALS. Each of the above recitals are hereby incorporated into and made a part of this Loan Agreement by this reference.

1.2 LOAN AND NOTE. The term "Loan" herein shall refer to the indebtedness of Borrower to Lender evidenced by a Note in the original principal amount of Seven Hundred Seventy Three Thousand Two Hundred And 00/100 DOLLARS ($773,200.00) in form satisfactory to Lender (the "Note").

1.3 FORGIVENESS ELIGIBILITY. The Note is subject to partial or full forgiveness, the terms of which are dictated by the SBA, Interim Final Rule RIN 3245-AH34, subsequent SBA guidance, the Code of Federal Regulations, the PPP, and all related rules, laws, regulations, and guidance, as may be amended from time to time (the "Forgiveness"). Borrower acknowledges that the calculation methodology for the amount of Forgiveness (the "Forgiveness Amount") is solely dictated by SBA and federal rules, regulations, and laws, and is not dictated by the policies, procedures, or guidelines of Lender. Therefore, Borrower agrees to hold Lender and its respective affiliates, subsidiaries, directors, officers and employees ("Lender Parties") harmless against, and releases Lender Parties from, all losses, claims, and damages which Borrower and its affiliates, subsidiaries, directors, officers and employees incur arising out of or relating to the Forgiveness and the calculation of the Forgiveness Amount. Borrower hereby expressly acknowledges and agrees that it will be fully liable to pay all amounts owed and due to Lender due under and in connection with the Note in excess of the Forgiveness Amount.

1.4 FORGIVENESS APPLICATION. As a part of the application for the Loan, Borrower has provided Lender certain documentation verifying the number of full-time equivalent employees on the Borrower's payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, covered utilities for the Loan, and other supporting documentation ("Documentation"). Borrower certifies that it shall:

a. During the eight-week period immediately following the funding of the Loan, (the "Forgiveness Period"), (i) use the Loan proceeds solely to pay covered payroll costs, mortgage interest, rent and utilities, and (ii) use at least 75% of such payments to pay covered payroll costs;

b. Maintain supporting documentation similar in form and fashion to the Documentation, as well as any other tax filings, cancelled checks and additional information Lender or SBA may request in accordance with a request for Forgiveness under the Paycheck Protection Program, and deliver such information promptly upon request of Lender or SBA; and

c. Promptly, but in no event later than six weeks after the end of the Forgiveness Period, submit an application for loan forgiveness to Lender and promptly take all additional actions requested or demanded by the SBA in connection with such application for Forgiveness.

ARTICLE II
CONDITION OF LENDING

2.1 CONDITIONS PRECEDENT TO THE LOAN. As a condition precedent to Lender making the Loan, the Borrower shall deliver to Lender on or before the date of the Loan closing, the following, in form and substance satisfactory to Lender:

a. Fully executed Note; and

b. Such other documents as reasonably may be required by the Lender or Lender's counsel.

The Loan documents as provided above (collectively, the "Loan Documents"), when prepared, shall set forth the matters contained in the Loan Agreement and contain such other provisions as are deemed necessary or desirable by Lender. The form and substance of all such documents must be satisfactory to Lender prior to disbursement by Lender of any of the proceeds of the Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to, and agrees with the Lender as follows:

3.1 POWER AND AUTHORIZATION.

a. The Borrower has authorized the execution, delivery and performance of the Note, this Loan Agreement and all other documents contemplated by this Loan Agreement, and such execution, delivery, and performance will not violate any law, or any other agreement to which Borrower is a party. Borrower hereby certifies that the undersigned is an authorized signer on behalf of Borrower. The execution, delivery, and performance of the Note, this Loan Agreement, and all other documents contemplated by this Loan Agreement have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) any of Borrower's organizational documents or agreements, or (b) any agreement or other instrument binding upon Borrower, or (2) any law, governmental regulation, court decree, or order application to Borrower or Borrower's properties.

b. This Loan Agreement constitutes, and upon execution and delivery thereof, the Note, and the Loan Documents will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower.

3.2 BORROWER CERTIFICATIONS. The Borrower, for itself and its operating company, affirm that the SBA representations and certifications stated in **Exhibit A** are true and correct and are incorporated by reference. The Borrower expressly acknowledges and agrees that it may be required to make additional certifications in connection with the Loan and/or ratify the certifications, representation and warranties in any of the Loan Documents.

3.3 FINANCIAL CONDITION. The reports and financial statements of Borrower submitted to Lender in connection with the Loan have been prepared from Borrower's records in accordance with generally accepted accounting principles and practices, consistently applied, cash basis accounting principles, consistently applied, or the Financial Reporting Framework for Small and Medium Sized Entities, and fairly reflect the financial condition of Borrower for the periods therein defined. No material adverse changes have since occurred.

3.4 SBA & PPP GOVERN. Borrower acknowledges and agrees that the Loan and this Loan Agreement are subject to SBA SOP, rules, regulations, guidelines, guidance, and requirements and any other federal rules, regulations, guidelines, or guidance applicable or pertaining to the PPP, as such may be amended from time to time.

ARTICLE IV
COVENANTS BY BORROWER

Until all the obligations of Borrower under this Loan Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

4.1 MAINTENANCE OF BUSINESS AND CORPORATE EXISTENCE. Borrower shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business.

4.2 MANAGEMENT AND OWNERSHIP. No material change shall be made without the prior written consent of Lender in the management or ownership of Borrower, or in the manner in which its business is conducted. Said consent shall not be unreasonably withheld by Lender.

4.3 FINANCIAL STATEMENTS. Borrower shall promptly furnish a copy of its financial statements, tax returns, and such other or additional financial information as Lender may from time to time request.

4.4 TAXES. Borrower shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower.

4.5 EXAMINATION OF RECORDS. Borrower shall permit any representative of Lender to examine and to audit any or all of Borrower's books and records and to copy portions thereof upon receipt of reasonable notification and request.

4.6 USA PATRIOT ACT VERIFICATION INFORMATION. Borrower shall provide evidence of its legal name, tax identification number, and street address, and a driver's license and date of birth (if the Borrower is an individual), satisfactory to and sufficient for the Bank to verify the identity of the Borrower, as required under the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

ARTICLE V
EVENTS OF DEFAULT

5.1 The occurrence of any one or more of the following shall constitute an "Event of Default":

a. Nonpayment, when due, of any principal, accrued interest, premium, fee or other charge due under the Note.

b. Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Note, or under any other document contemplated by this Loan Agreement.

c. If Borrower shall:

1) Make a general assignment for the benefit of its creditors;
2) File a voluntary petition in bankruptcy;
3) Be adjudicated as bankrupt or insolvent;
4) File any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation;
5) File an answer admitting or failing to deny the material allegations of the petition against it for any such relief;
6) Admit in writing its inability to pay its debts as they mature;
7) Discontinue business; or
8) Be unable to pay debts as they become due.

d. Borrower fails to have vacated or set aside within thirty (30) days of its entry any court order appointing a receiver or trustee for all or a substantial portion of the Borrower's property.

e. Any warranty, representation or statements made or furnished to Lender by Borrower in connection with the Loan or in connection with this Agreement (including any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) or to induce Lender to make the Loan, proves to be untrue, misleading or false in any material respect.

f. Borrower defaults in the payment of any principal or interest on any obligation to Lender or to any other creditor.

ARTICLE VI
REMEDIES ON EVENT OF DEFAULT

6.1 DECLARE NOTE DUE. Upon the occurrence of any Event of Default as defined in this Loan Agreement, the Note, or any other document contemplated by this Agreement, then in any such event, Lender at its option, may declare the entire unpaid balance of the Note to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Borrower will forthwith pay to Lender the entire principal of and interest accrued on the Note.

6.2 OTHER REMEDIES. Upon the occurrence or discovery of an Event of Default the Lender shall, in addition to its option to declare the entire unpaid amount of the Note due and payable, at its option exercise any and all rights of setoff which Lender may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in Lender's possession or under Lender's control.

ARTICLE VII
MISCELLANEOUS

7.1 CLOSING. The Lender shall not be obligated to make the Loan or advance any funds until Borrower has fully met all requirements herein set forth to be met by Borrower, and until Borrower has paid to Lender and any other parties entitled thereto, all fees and other charges due in connection with the Loan.

7.2 AMENDMENTS. No amendment of any provisions of this Loan Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed or telegraphed or delivered. If to Borrower, the address noted in the Note. If to Lender, at Comerica Bank, 39200 Six Mile Road, Livonia MI 48152, Attn: National Documentation Services.

7.4 GOVERNING LAW AND PARTIES BOUND. This Loan Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

7.5 ATTORNEY'S FEES AND EXPENSES. If Lender shall incur any cost or expense, including, without limitation, reasonable attorney's fees, in connection with this Loan Agreement, the Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, defense of Lender or otherwise, upon demand by Lender, Borrower shall pay the same or shall reimburse Lender therefor in full.

7.6 ASSIGNMENT BY BORROWER. No commitment issues by Lender to Borrower for the Loan nor any of Borrower's rights hereunder shall be assignable by Borrower without the prior written consent of Lender.

7.7 NO WAIVER: REMEDIES. No failure on the part of the Lender, and no delay in exercising any right under this Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Loan Agreement preclude any other or further exercise thereof or the exercise of any other right.

7.8 SEVERABILITY. In the event that any clause or provisions of this Loan Agreement or any document instrument contemplated by this Loan Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Loan Agreement.

7.9 TIME. Time is the essence of this Loan Agreement.

7.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER, BY EXECUTION OF THIS LOAN AGREEMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS LOAN AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS.

7.11 LOAN AS PERMITTED INDEBTEDNESS. If and to the extent the Loan would not be permitted under the terms of any documentation existing as of the date of this Loan Agreement evidencing bilateral extensions of credit by Lender to Borrower, Lender hereby consents to the making of the Loan to Borrower and the Loan shall be deemed indebtedness permitted to be incurred by Borrower under the terms of such existing credit documentation with Lender.

[SEPARATE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

Borrower:

NEUROMETRIX, INC.

By: ______________________

Name: Thomas T. Higgins

Title: SVP, CFO

Lender:

COMERICA BANK

By: ______________________

Name: ______________________

Title: ______________________